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Exhibit 10.12

CF INDUSTRIES HOLDINGS, INC.

2005 EQUITY AND INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

        Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms as defined in the CF Industries Holdings, Inc. 2005 Equity and Incentive Plan (the "Plan"). Please review this Non-Qualified Stock Option Award Agreement and promptly return a signed copy to William G. Eppel in order to render the grant effective.

1.     NOTICE OF STOCK OPTION GRANT

  [Name of Optionee]:

        You (the "Optionee") have been granted an option to purchase shares of the Company's Stock, subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Date of Grant	[ ]
Exercise Price per Share	$[ ]
Number of Shares Subject to the Option	[ ]
Type of Option	Non-Qualified Option (NQSO)
Term/Expiration Date	Tenth anniversary of the Date of Grant, unless earlier terminated as provided in the Plan and/or this Award Agreement

  Vesting Schedule:

        Subject to accelerated vesting upon a Change in Control or otherwise as set forth herein or in the Plan, this Option may be exercised, in whole or in part, in accordance with the following schedule (the "Vesting Schedule"):

Date	Portion of Total Shares Exercisable
On or after the first anniversary of the Date of Grant	33 1/3% (the "First Installment") (the "First Installment")
On or after the second anniversary of the Date of Grant	66 2/3% (the "Second Installment")
On or after the third anniversary of the Date of Grant	100% (the "Third Installment")

2.     AGREEMENT

        a.    Grant of Option.

          The Company hereby grants to the Optionee an Option to purchase the number of shares of Stock at the exercise price per share set forth in Section 1 (the "Exercise Price"), subject to the terms and conditions of the Plan, which is incorporated herein by reference. This Option shall not be treated as an incentive stock option within the meaning of Section 422(b) of the Code.

        b.    Exercise of Option.

            (a)    Right to Exercise.    This Option is exercisable during its term in accordance with the Vesting Schedule and the applicable provisions of the Plan and this Award Agreement. Unless otherwise determined by the Committee, this Option shall only become exercisable on the dates set forth in the Vesting Schedule.

            (b)    Method of Exercise.    This Option is exercisable by delivery of an option exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be completed by the Optionee and delivered to William Eppel or his designee or successor. The Exercise Notice shall be accompanied by payment of the aggregate exercise price for all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate exercise price.

            (c)    Method of Payment.

        Payment of the aggregate Exercise Price of the Exercised Shares shall be by any of the following, or a combination thereof, at the election of the Optionee:

              (i)    cash; or

              (ii)   delivery of shares of Stock previously owned by the Optionee having a Fair Market Value equal to or less than the aggregate exercise price for such Exercised Shares; or

              (iii)  if permitted by the Committee as of the date of exercise of the Option, consideration received by the Company or the broker designated by the Company, as applicable, under a "broker cashless exercise" program implemented by the Company in connection with the Plan; or

              (iv)  if permitted by the Committee, the Optionee's written authorization for the Company to withhold shares of Exercised Shares having a Fair Market Value equal to or less than the aggregate exercise price for such Exercised Shares.

            c.    Withholding.

          The Company or a Subsidiary shall withhold all applicable taxes or other amounts required by law from all amounts paid or delivered in respect of the Option. The Optionee may satisfy the withholding obligation by paying the amount of any taxes in cash or, with the approval of the Committee, shares may be withheld from the Exercised Shares to satisfy the obligation in full or in part. The amount of the tax withholding and the number of shares to be withheld shall be determined by the Committee with reference to the Fair Market Value of the Stock when the withholding is required to be made.

            d.    Non-Transferability of Option.

          Unless otherwise determined by the Committee, this Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of the Plan and this Award Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

            e.    Term of Option/Termination of Employment or Service.

              (a)    Unexercisable Options.    If the Optionee's employment with the Company is terminated for any reason, and if the Committee does not determine otherwise, any portion of the Option that has not become exercisable in accordance with the Vesting Schedule shall immediately be forfeited and shall terminate.

              (b)    Termination for Cause.    If the Optionee's employment with the Company terminates for Cause (as defined below), then the Option shall immediately terminate, regardless of whether or not it has become exercisable.

              (c)    Termination for Death.    If the Optionee dies while in the employment of the Company, then this Option shall become fully exercisable and Employee's estate or the person who acquires the Option by will or the laws of descent and distribution or otherwise, may exercise the Option for one year following the date of Optionee's death. At the end of such period the Option shall immediately terminate.

              (d)    Termination for Disability.    If the Optionee's employment with the Company terminates as a result of Disability (as defined below), then this Option shall become fully exercisable and the Optionee, his guardian or estate, as the case may be, may exercise the Option for one year following the date of Optionee's termination of employment. At the end of such period the Option shall immediately terminate.

              (e)    Termination for Retirement.    If the Optionee's employment with the Company terminates as a result of Retirement (as defined below), then the Optionee (or anyone acting on Optionee's behalf) may exercise the Option, to the extent it was exercisable on the date of Optionee's Retirement, for four years following such date. At the end of such period the exercisable portion of the Option shall immediately terminate. If the Optionee has attained at least age 60 upon the date of his or her Retirement, then an additional portion or portions of this Option shall become fully exercisable on the date of the Optionee's Retirement as follows:

Age Attained	Acceleration of Exercisability
Age 60, but not yet age 62.5	Next Installment Otherwise Scheduled to Become Exercisable
Age 62.5, but not yet age 65	Next Two Installments Otherwise Scheduled to Become Exercisable
Age 65 and beyond	Option Becomes Fully Exercisable

              (f)    Other Terminations.    If the Optionee's employment with the Company terminates for any reason other than those set forth in (b) through (e) above, then the Optionee (or anyone acting on Optionee's behalf) may exercise the Option, to the extent it was exercisable as of the date of Optionee's termination of employment, for 90 days following the date of Optionee's termination of the employment. At the end of such period the exercisable portion of the Option shall immediately terminate.

              (g)    Employment Relationship.    For purposes of this Award Agreement, Optionee shall be considered to be in the employment of the Company so long as Optionee remains as an employee or consultant for either the Company or an affiliate of the Company or for a corporation (or an affiliate thereof) that assumes or substitutes a new option for this Option. An Optionee shall not be considered to be in the employment of the Company if the affiliate which employs the Optionee ceases to be an affiliate of the Company. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee or its delegate, as appropriate, and such determination shall be final.

              (h)    Maximum Term.    Notwithstanding anything to the contrary, the Option shall in no case be exercisable on or following the expiration date set forth in Section 1.

              (i)    Change in Control.    In addition to becoming fully vested upon a Change in Control, this Option, to the extent outstanding, shall remain exercisable until the tenth anniversary of the Date of Grant.

        For purposes of this Award Agreement:

          "Cause" shall have the meaning ascribed to such term in the Optionee's individual employment, severance or other agreement with the Company or, if the Optionee is not party to such an agreement, "Cause" shall mean (i) dishonesty in the performance of the Optionee's duties and (ii) the Optionee's malfeasance or misconduct in connection with the Optionee's duties or any act or omission which is injurious to the Company or its Subsidiaries or affiliates, monetarily or otherwise.

          "Disability" shall have the meaning ascribed to such term in the Optionee's individual employment, severance or other agreement with the Company or, if the Optionee is not party to such an agreement, "Disability" shall mean Optionee's inability because of ill health, physical or mental disability, to perform Optionee's duties for a period of 180 days in any twelve month period.

          "Retirement" shall mean the Optionee's termination of employment, other than for Cause, death or Disability, following the attainment of the Optionee of at least age fifty-five.

            f.    Entire Agreement; Governing Law.

          The Plan is incorporated herein by reference. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified except by means of a writing signed by the Company and the Optionee. If there is a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan shall govern. This Award

  Agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware.

            g.    No Guarantee of Continued Service.

          The Optionee acknowledges and agrees that this Award Agreement, the transactions contemplated hereunder and the Vesting Schedule do not constitute an express or implied promise of continued engagement as an employee or as a service provider for any period and shall not interfere with the Optionee's right or the Company's right to terminate the Optionee's relationship as an employee or as a service provider at any time, with or without Cause.

*    *    *    *    *

          By your signature and the signature of the Company's representative below, the Optionee and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Award Agreement. The Optionee has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and Award Agreement. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and Award Agreement.

OPTIONEE	CF INDUSTRIES HOLDINGS, INC.
Signature	By:
Print Name	Title:

EXHIBIT A

EXERCISE NOTICE
PURSUANT TO 2005 EQUITY AND INCENTIVE PLAN

DATE

CF INDUSTRIES HOLDINGS, INC.
One Salem Lake Drive
Long Grove, IL 60047
Attn: William Eppel

        Reference is made to the stock option that CF INDUSTRIES HOLDINGS, INC. (the "Company") granted to me by Agreement dated [            ]. Let this letter serve as my Exercise Notice with respect to                        shares of the Company's Common Stock at the exercise price of $                        per share.

1.
I wish to make payment of the exercise price for the shares as indicated below (check one or more spaces):

    ☐    Cash; my check in the amount of $                        is enclosed herewith.

    ☐    Previously acquired shares of Company Stock;                        such shares with a total Fair Market Value of $                        are enclosed herewith.

    ☐    By having the Company withhold from the shares of stock otherwise issuable shares with a total Fair Market Value of $                        .; Note: This method of exercise may not be permitted by the Committee.

    ☐    "Broker cashless exercise"; Note: This method of exercise may not be permitted by the Committee.

        In exercising this stock option, if the shares otherwise issuable are not registered under the Securities Act of 1933, as amended, I hereby agree, warrant and represent to the Company that:

  a.
  The certificate evidencing said shares will bear the following legend in conspicuous type:

    "The shares represented by this certificate have not been registered under the Securities Act of 1933 and may not be sold, transferred, pledged, hypothecated or offered for sale in the absence of an effective registration statement relating to such shares under such Act or a written opinion of counsel to CF INDUSTRIES HOLDINGS, INC. that such registration is not required."

  b.
  I am acquiring said shares for my investment account and do not have the present intention of reselling or distributing any of said shares.

  c.
  I have no contract, understanding, agreement, or arrangement with any person to sell or transfer to such person or to any third person any of said shares, and I have no present plan to enter into any such contract, understanding, agreement or arrangement.

  d.
  I do not presently have in mind any future sale or other disposition of any of said shares, upon the occurrence or nonoccurrence of any predetermined event or circumstance.

  e.
  I have had access to the Company's reports as filed with the Securities and Exchange Commission and to its press releases.

  f.
  I have sufficient knowledge and experience in financial and business matters to be able to evaluate the merits and risks of this investment and to bear the economic risks of this investment.

  g.
  I acknowledge that the Company has no obligation to issue a certificate evidencing any shares owned by me until the purchase price of said shares is fully paid as set forth herein.

        In respect of local, state and federal withholding taxes due:

        ☐    I am enclosing a check payable to Company

        ☐    I hereby authorize the Company to withhold a sufficient number of shares otherwise issuable.

Sincerely,
[NAME OF OPTIONEE]
REQUIRED INFORMATION
Name and Address

Telephone Number
Social Security Number

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CF INDUSTRIES HOLDINGS, INC. 2005 EQUITY AND INCENTIVE PLAN NON-QUALIFIED STOCK OPTION AWARD AGREEMENT
EXERCISE NOTICE PURSUANT TO 2005 EQUITY AND INCENTIVE PLAN